Exhibit 99.1

NEWS
2401 21st Avenue South, Suite 200, Nashville, TN 37212 (615) 297-4255 Fax: (615) 297-6240

Investor Contact:	Emanuel J. Eads
President and Chief Executive Officer
(615) 297-4255
eeads@parking.com
CENTRAL PARKING CORPORATION TO BE ACQUIRED BY PRIVATE EQUITY FIRMS
FOR $22.53 PER SHARE IN CASH
NASHVILLE, Tenn. – (February 21, 2007) - Central Parking Corporation (NYSE:CPC) today announced that it has entered into an agreement and plan of merger with KCPC Holdings, Inc., a company formed by affiliates of Kohlberg & Company, LLC, Lubert-Adler, L.P., and Chrysalis Capital Partners, L.P. Under the terms of the merger agreement, Central Parking’s shareholders will receive $22.53 per share in cash, representing a premium of approximately 30.8% over Central Parking’s closing share price on November 27, 2006, the day before the Company announced that it had engaged The Blackstone Group L.P. to assist it in evaluating strategic alternatives.
     Central Parking Corporation’s Board of Directors, following the unanimous recommendation of a Special Committee composed entirely of independent directors, has approved the merger agreement and also will recommend approval by Central Parking’s shareholders.
     “I believe this transaction is very exciting for our shareholders. This Company has been so important to me for many years. It has been a real joy to work with many talented employees and our business associates. I believe the Company will continue to prosper under the new ownership,” said Monroe J. Carell, Executive Chairman and founder of the Company.
     Emanuel J. Eads, Central Parking’s president and chief executive officer, said, “We are pleased to be entering into this transaction, which provides important benefits to our shareholders, clients, employees, and other stakeholders. This agreement represents a strong endorsement of our strategic plan and the significant progress we have made in executing the plan. With the full backing of private equity partners who recognize our growth potential and share our vision for the future, we will be in an even stronger position to deliver outstanding service to our management clients, landlords and parking customers.”
     KCPC Holdings, Inc. has received equity and debt financing commitments totaling $903 million, and the closing is not subject to a financing contingency. Closing of the transaction is anticipated to be completed in the second calendar quarter of 2007. The merger is subject to the approval of Central Parking’s shareholders, requisite regulatory approvals and customary closing conditions. Mr. Carell, his family and related entities, who are collectively the largest shareholder of Central Parking, have entered into voting agreements to vote in favor of the merger agreement unless the merger agreement is terminated or materially amended.
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Central Parking Corporation To Be Acquired By Private Equity Firms

February 21, 2007
     The Blackstone Group served as exclusive financial advisor to the Company in connection with the transaction and provided the Special Committee with an opinion that the consideration to be received by Central Parking’s shareholders is fair from a financial point of view.
     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation-related services. As of December 31, 2006, the Company operated more than 3,100 parking facilities containing approximately 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, Chile, Colombia, Peru, the United Kingdom, the Republic of Ireland, Spain, Greece, Italy and Switzerland.
About Kohlberg & Company
     Kohlberg & Company, L.L.C. (together with its affiliates, “Kohlberg”) is a leading U.S. private equity firm with offices in Mt. Kisco, New York and Palo Alto, California. Since its inception in 1987, Kohlberg has completed over 90 platform and add-on acquisitions as the control investor in a variety of industries, including infrastructure, manufacturing, healthcare, consumer products and service industries. Kohlberg has invested a total of $1.6 billion in equity across five private equity funds with an aggregate transaction value of approximately $6 billion.
About Chrysalis Capital Partners
     Chrysalis Capital Partners, L.P. is a private equity firm managing $300 million of committed capital and focused on control investments in special situations involving middle-market companies in a wide variety of industries across the United States.
About Lubert-Adler Partners
     Lubert-Adler Partners, L.P. is a real estate private equity firm headquartered in Philadelphia with offices in New York, Los Angeles, London, Atlanta, and Baltimore. Lubert-Adler was founded in 1997 and has raised over $4 billion of equity across five funds and has invested in over $20 billion of real estate assets. Lubert-Adler’s current fund – Fund V – represents $1.7 billion of equity and commenced in 2006.
Additional Information and Where To Find It
     Central Parking anticipates filing proxy materials promptly with the Securities and Exchange Commission for its annual meeting of shareholders to vote on the proposed merger of KCPC Acquisition, Inc., a wholly owned subsidiary of KCPC Holdings, Inc., into Central Parking, in which Central Parking will be the surviving company. It is anticipated that the annual meeting will be held in the second calendar quarter of 2007, with the exact timing dependent on the completion of necessary filings. If the merger is approved, all outstanding shares of Central Parking common stock, other than any shares owned by Central Parking, the Buyer or their affiliates and possibly certain shares owned by certain members of Central Parking management, will be converted into the right to receive the cash merger consideration as provided in the merger agreement.
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Central Parking Corporation To Be Acquired By Private Equity Firms

February 21, 2007
     In connection with the proposed merger, Central Parking will file proxy materials and other relevant documents concerning the transaction with the Securities and Exchange Commission. Central Parking shareholders are not being asked to take any action at this time. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Central Parking will provide shareholders copies of the proxy statement and other documents when they become available. In addition, documents filed by Central Parking with the SEC will be available free of charge at the SEC’s Web site at www.sec.gov.
Information Concerning Participants
     Central Parking and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the identity of the persons who may, under SEC rules, be deemed participants in the solicitation of shareholders of Central Parking in connection with the proposed transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Central Parking with the SEC. Shareholders of Central Parking can obtain this information by reading the proxy statement when it becomes available.
     This press release contains historical and forward-looking information. The words “possible,” “may,” “guidance,” “looking ahead,” “expectations,” “plan,” “assumptions,” “estimates,” “anticipates,” “goal,” “outlook,” “intend,” “continue to expect,” “should,” “believe,” “project,” “objective,” “outlook,” “forecast,” “will likely result,” or “will continue” and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the merger agreement; the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, the failure of the private equity partners to obtain the necessary debt financing set forth in commitment letter received in connection with the merger, risks that the proposed merger disrupts current plans, operations, contracts or business relationships, the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger, the Company’s ability to implement its strategic plan, maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company’s ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company’s ability to comply with the terms of the Company’s credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company’s insurance programs, including medical, liability and workers’ compensation; the Company’s ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.
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Central Parking Corporation To Be Acquired By Private Equity Firms

February 21, 2007
     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2006, on Form 10-Q for the quarter ended December 31, 2006, filed with the Securities and Exchange Commission and in other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.
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